Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in this Registration Statement on Form S-8 of Aradigm Corporation, of our report dated March 16, 2015 relating to the consolidated financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ OUM & Co. LLP

San Francisco, California

July 9, 2015